Exhibit 4.2

42nd Supplemental Indenture

*           *           *

FROM

WISCONSIN PUBLIC SERVICE CORPORATION

TO

U.S. BANK NATIONAL ASSOCIATION

(successor to Firstar Bank, National Association,
successor to Firstar Trust Company,
formerly known as First Wisconsin Trust Company),

AS TRUSTEE

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DATED AS OF APRIL 25, 2010

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SUPPLEMENTAL
to
First Mortgage and Deed of Trust
dated as of January 1, 1941,
as supplemented, amended and modified

*           *           *

This Supplemental Indenture, and the Indenture as defined and described herein, collectively, (a) secure obligations incurred for the construction of improvements on the land described herein and therein, including the acquisition costs of said land, and (b) are a “construction mortgage” as defined in and for purposes of section 706.11 of the Wisconsin Statutes, and as defined in and for purposes of Article 9 of the Uniform Commercial Code, as each of the same may be amended or renumbered from time to time.

This Supplemental Indenture and the Indenture, collectively, are a “construction mortgage lien” as defined in and for purposes of the Iowa Code, as the same may be amended from time to time.

42nd Supplemental Indenture, (hereinafter sometimes called this “Supplemental Indenture”), made as of the 25th day of April, 2010, by and between Wisconsin Public Service Corporation, a corporation duly organized and existing under and by virtue of the laws of the State of Wisconsin, having its principal office in the City of Green Bay, in the County of Brown, in the State of Wisconsin (hereinafter sometimes called the “Company”), party of the first part, and U.S. Bank National Association (successor to Firstar Bank, National Association, successor to Firstar Trust Company, formerly known as First Wisconsin Trust Company), a national banking association duly organized and existing under and by virtue of the laws of the United States, having its Corporate Trust Services Office in the City of Milwaukee, in the County of Milwaukee, in the State of Wisconsin, as Trustee (hereinafter sometimes called the “Trustee”), party of the second part.

This Supplemental Indenture, and the Indenture as defined and described herein, collectively, (a) secure obligations incurred for the construction of improvements on the land described herein and therein, including the acquisition costs of said land, and (b) are a “construction mortgage” as defined in and for purposes of section 706.11 of the Wisconsin Statutes, and as defined in and for purposes of Article 9 of the Uniform Commercial Code, as each of the same may be amended or renumbered from time to time.

This Supplemental Indenture and the Indenture, collectively, are a “construction mortgage lien” as defined in and for purposes of the Iowa Code, as the same may be amended from time to time.

Whereas, the Company has heretofore executed and delivered to the predecessor of the Trustee its First Mortgage and Deed of Trust made as of January 1, 1941 (hereinafter referred to as the “1941 Mortgage”) and has heretofore executed and delivered to the predecessor of the Trustee or to the Trustee supplemental indentures dated and hereinafter referred to as follows (hereinafter sometimes called, collectively, the “Prior Supplemental Indentures”):

Supplemental Indenture Dated (as of)	Hereinafter referred to as
November 1, 1947	First Supplemental Indenture*
August 1, 1948	Second Supplemental Indenture
September 1, 1949	Third Supplemental Indenture
November 1, 1950	Fourth Supplemental Indenture*
May 1, 1953	Fifth Supplemental Indenture*
January 1, 1954	Sixth Supplemental Indenture
October 1, 1954	Seventh Supplemental Indenture
December 1, 1957	Eighth Supplemental Indenture
November 1, 1959	Ninth Supplemental Indenture
October 1, 1963	Tenth Supplemental Indenture
June 1, 1964	Eleventh Supplemental Indenture
November 1, 1967	Twelfth Supplemental Indenture
April 1, 1969	Thirteenth Supplemental Indenture
August 1, 1970	Fourteenth Supplemental Indenture
May 1, 1971	Fifteenth Supplemental Indenture
August 1, 1973	Sixteenth Supplemental Indenture*
September 1, 1973	Seventeenth Supplemental Indenture
October 1, 1975	Eighteenth Supplemental Indenture

Supplemental Indenture Dated (as of)	Hereinafter referred to as
February 1, 1977	Nineteenth Supplemental Indenture
July 15, 1980	Twentieth Supplemental Indenture
December 1, 1980	Twenty-First Supplemental Indenture*
April 1, 1981	Twenty-Second Supplemental Indenture
February 1, 1984	Twenty-Third Supplemental Indenture
March 15, 1984	Twenty-Fourth Supplemental Indenture
October 1, 1985	Twenty-Fifth Supplemental Indenture
December 1, 1987	Twenty-Sixth Supplemental Indenture*
September 1, 1991	Twenty-Seventh Supplemental Indenture
July 1, 1992	Twenty-Eighth Supplemental Indenture
October 1, 1992	Twenty-Ninth Supplemental Indenture
February 1, 1993	Thirtieth Supplemental Indenture
July 1, 1993	Thirty-First Supplemental Indenture
November 1, 1993	Thirty-Second Supplemental Indenture
December 1, 1998	Thirty-Third Supplemental Indenture
August 1, 2001	Thirty-Fourth Supplemental Indenture
December 1, 2002	Thirty-Fifth Supplemental Indenture
December 1, 2003	Thirty-Sixth Supplemental Indenture
December 1, 2006	Thirty-Seventh Supplemental Indenture
August 1, 2006	Thirty-Eighth Supplemental Indenture
November 1, 2007	Thirty-Ninth Supplemental Indenture
December 1, 2008	Fortieth Supplemental Indenture
December 18, 2008	Forty-First Supplemental Indenture

*Includes amendments to or modifications of certain provisions of the 1941 Mortgage.
________________________

(said 1941 Mortgage, as supplemented, amended and modified by the aforesaid Prior Supplemental Indentures, being hereinafter referred to as the “Indenture”), whereby the Company granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed unto the Trustee, and to its respective successors in trust, upon the terms, conditions and trusts therein set forth, all the property as therein described, real, personal and mixed, then owned or thereafter acquired by the Company, with certain exceptions as in the granting clauses and definitions of the Indenture set forth, to be held by the Trustee in trust, under the terms and subject to the conditions of the Indenture, as security for the bonds of the Company issued and to be issued thereunder in accordance with the provisions of the Indenture; and

Whereas, the Indenture provides that bonds may be issued thereunder in one or more series, each series to have such distinctive designation as the Board of Directors of the Company may select for such series; and

Whereas, the Company has heretofore issued and there are now outstanding, in accordance with the provisions of the 1941 Mortgage and said Prior Supplemental Indentures,

bonds of several series designated as follows:  First Mortgage Bonds, 7-1/8% Series Due July 1, 2023; First Mortgage Bonds Collateral Series A; First Mortgage Bonds Collateral Series B; First Mortgage Bonds Collateral Series C; First Mortgage Bonds Collateral Series D; First Mortgage Bonds Collateral Series E; First Mortgage Bonds Collateral Series F; First Mortgage Bonds Collateral Series G; and First Mortgage Bonds Collateral Series H; and

Whereas, the Indenture further provides that the amount of bonds which may be issued under the Indenture is not limited except as may be limited by law or by the stockholders and/or the Board of Directors of the Company, and that bonds so issued thereunder will be secured by the lien of the Indenture equally and ratably with all other bonds then outstanding thereunder except insofar as a sinking fund, or similar fund, established in accordance with the provisions of the Indenture may afford additional security for the bonds of any specific series; and

Whereas, the Indenture further provides that all of the property, rights and franchises acquired by the Company after the date of the 1941 Mortgage shall be as fully embraced within the lien thereof as if such property were then owned by the Company and were specifically described therein and conveyed thereby; and

Whereas, the Company has acquired and may acquire hereafter certain property, real, personal and mixed, located in the States of Wisconsin, Michigan and/or Iowa (hereinafter sometimes called, collectively, the “Additional Company Property”), the Additional Company Property including without limitation the property described on Schedule A, annexed hereto and hereby made a part hereof; and

Whereas, the Additional Company Property is now, and upon its acquisition will be, subject to the lien of the Indenture by virtue of the provisions thereof conveying to the Trustee property acquired after the execution and delivery of the 1941 Mortgage; and

Whereas, the Company now desires in and by this Supplemental Indenture to give constructive notice of the Indenture, the lien and security interest thereof and certain terms and provisions thereof, as they affect or relate to the Additional Company Property; and

Whereas, the Company further desires in and by this Supplemental Indenture to record and file the description of and to confirm unto the Trustee, the Additional Company Property;

Now, Therefore, This Supplemental Indenture Witnesseth:  Wisconsin Public Service Corporation, in consideration of the premises and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, does hereby covenant and agree to and with U.S. Bank National Association, as Trustee, as follows:

ARTICLE I

Memorandum of Indenture

Section 1.01.   The Company and the Trustee now enter into this Supplemental Indenture, and the same shall be recorded and filed in the appropriate public records, for the purpose of giving constructive notice of the Indenture, the lien and security interest thereof and certain terms and provisions thereof, all of which affect or relate to the Additional Company Property.

Section 1.02.   The Company and Trustee hereby give constructive notice of the following terms and provisions set forth in the Indenture.  The foregoing notwithstanding, reference is hereby made to the Indenture for all of its covenants, agreements, conditions, terms and provisions, all of which are incorporated herein by this reference, and no term or provision of this Article I shall limit, alter, vary, modify or amend, in any manner or respect, the Indenture, the lien and security interest thereof or any term or provision thereof.

(a)   The granting clauses of the Indenture contain the following terms and provisions, among others and without limitation because of enumeration:

“Now, Therefore, This Indenture Witnesseth:  Wisconsin Public Service Corporation, in consideration of the premises and of the purchase and acceptance of said bonds by the holders thereof and of one dollar to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment, both of the principal and interest, of all bonds of the Company at any time outstanding hereunder according to their tenor and effect and the performance of and compliance with the covenants and conditions in this Indenture contained, has granted, bargained, sold, warranted, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed, and by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto First Wisconsin Trust Company, as Trustee, and to its respective successors in said trust forever:

“(1)  all property, real, personal and mixed, now owned or hereafter acquired or to be acquired by the Company, and wheresoever situated (except as hereinafter excepted from the lien hereof), subject to the rights reserved by the Company in and by other provisions of this Indenture, including (without in any manner limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Indenture) all lands, rights of way, other land rights, flowage and other water rights, reservoirs, dams, waterways, docks, roads, and other land improvements; steam, hydro and other electric generating plants, including buildings and other structures, water wheels, turbines, generators, exciters, boilers and other boiler plant equipment, condensing equipment, and all other equipment; substations; electric transmission and distribution systems, including structures, poles, towers, fixtures, conduits, insulators, wires, cables, transformers, services and meters; gas generating and coke plants, including buildings, holders and other structures, boilers and other boiler plant equipment, benches, retorts, coke ovens, water gas sets, condensing and purification equipment, piping and other accessory works equipment; gas transmission and distribution systems, including structures, mains, pressure holders, governors, services, and meters; office, shop and other general buildings and structures, furniture and equipment; apparatus and equipment of all other kinds and descriptions; and all municipal and other franchises and all leaseholds, licenses, permits and privileges; parts or parcels of such real property and items of other property being more specifically described and mentioned or enumerated in a schedule hereto annexed and marked Schedule A, reference to said schedule for a more specific description and enumeration of the property therein described and enumerated being hereby made with the same force and effect as if the same were incorporated herein at length; […]

“Together with all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof, except as hereinafter excepted or excluded from the lien hereof.

“It is hereby agreed by the Company that (except as hereinafter excepted from the lien hereof) all the property, rights and franchises acquired by the Company after the date hereof shall be as fully embraced within the lien hereof as if such property were now owned by the Company and were specifically described herein and conveyed hereby. […]

“The lien of this Indenture, anything herein contained to the contrary notwithstanding, shall not extend to any property, permits or franchises of any other corporation of whatever character, […] shares of stock or securities of which, or obligations secured by lien upon the properties and franchises of which, may be now owned or hereafter acquired or possessed by the Company, notwithstanding the fact that the Company may own or hereafter acquire all or substantially all of the shares of stock or other securities issued by, or secured by lien upon property of, any such corporation, or that any such corporation may be incorporated or organized at the instance of or for the account of the Company, or that all or any part of the shares of stock or other securities of such corporation may be subjected to the lien hereof by the Company. […]

“There Is Hereby Excepted from the lien of this Indenture, whether now owned or hereafter acquired by the Company, anything herein contained to the contrary notwithstanding, (1) all shares of stock, bonds, notes, evidences of indebtedness and other securities other than such as may be or are required to be deposited from time to time with the Trustee in accordance with the provisions hereof; (2) cash other than such as may be or is required to be deposited from time to time with the Trustee in accordance with the provisions hereof; (3) contracts, claims, bills and accounts receivable and choses in action other than such as may be or are required to be from time to time assigned to the Trustee in accordance with the provisions hereof; (4) motor vehicles; (5) any timber on lands owned by the Company; and (6) any stock of goods, wares and merchandise, equipment and supplies acquired for the purpose of sale or resale in the usual course of business or for the purpose of consumption in the operation, construction or repair of any of the properties of the Company.

“To Have And To Hold all said properties, real, personal and mixed, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever; subject, however, to permissible encumbrances as herein defined;

“In Trust Nevertheless, for the equal pro rata benefit and security of all and every of the bonds issued and to be issued hereunder in accordance with the provisions of this Indenture without preference, priority or distinction as to lien of any over the others by reason of priority in time of the issue, negotiation or maturity thereof; subject, however, to the provisions of this Indenture and of any supplemental indenture relating to any sinking fund or similar fund for the benefit of the bonds of any particular series or of the bonds or any portion thereof issued under this Indenture; it being intended that the lien and security of all of said bonds of all series issued or to be issued hereunder shall take effect from the execution and delivery of this Indenture, and that the lien and security of this Indenture shall take effect from the date of execution and delivery thereof as though all of the said bonds of all series were actually authenticated and delivered upon such date.

“Provided, However, and these presents are upon the condition that if the Company, its successors, or assigns, shall pay or cause to be paid unto the holders of said bonds the principal and interest to become due in respect thereof, at the times and in the manner stipulated therein and herein, and shall keep, perform and observe all and singular the covenants and promises in said bonds and in this Indenture expressed as to be kept, performed and observed by or on the part of the Company, then this Indenture and the estate and rights hereby granted, shall cease, determine and be void, otherwise to be and remain in full force and effect.”

(b)   Article II of the Indenture contains the following terms and provisions, among others and without limitation because of enumeration:

“Section 2.01.  (a)  This Indenture creates a continuing lien to secure the full and final payment of the principal and interest of all bonds which may from time to time be made, issued, authenticated and delivered hereunder.  The amount of bonds which may be so issued, authenticated and delivered hereunder is not limited except that no further bonds shall be issued at any time if the total amount of bonds to be outstanding, after such issue, would in any event exceed the then limit of indebtedness, if any, of the Company permitted by law or authorized from time to time by the stockholders and/or directors of the Company in the manner required by law; provided that the aggregate principal amount of bonds that may be issued, authenticated and delivered hereunder and/or the aggregate principal amount of bonds of any particular series that may be issued, authenticated and delivered hereunder, may at any time at the election of the Company, evidenced from time to time by an indenture supplemental hereto executed by the Company and delivered to the Trustee reciting that it has been authorized by a resolution adopted by the Board of Directors of the Company, be limited to such definite aggregate principal amount not less than the aggregate principal amount of all bonds, or of bonds of such particular series, as the case may be, then outstanding hereunder, as may be specified in such supplemental indenture.”

(c)   Article XII of the Indenture contains the following terms and provisions, among others and without limitation because of enumeration:

“Section 12.08.  […]  (b)  Any new property acquired by exchange or purchase to take the place of any property released under any provision of this Article shall forthwith and without further conveyance become subject to the lien of and be covered by this Indenture as a part of the mortgaged property[.]”

ARTICLE II

Confirmation of Lien

Section 2.01.   The Company, in order to record the description of, and confirm unto the Trustee, the Additional Company Property (which Additional Company Property is now, and upon its acquisition will be, subject to the lien of the Indenture by virtue of the provisions thereof conveying to the Trustee property acquired after the execution and delivery of the 1941 Mortgage), by these presents does grant, bargain, sell, warrant, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto U.S. Bank National Association, as Trustee, and to its respective successors in said trust forever, subject to the rights reserved by the Company in and by other provisions of the Indenture and this Supplemental Indenture, all of the property described and mentioned or enumerated or referred to in a schedule hereto annexed and marked Schedule A, reference to said schedule for a description and enumeration of the property therein described and enumerated being hereby made with the same force and effect as if the same were incorporated herein at length; and all other property, real, personal and mixed, comprising or relating to the Additional Company Property, now owned or hereafter acquired or to be acquired by the Company, and wheresoever situated (except as in the Indenture excepted from the lien thereof), subject to the rights reserved by the Company in and by other provisions of the Indenture, including (without in any manner limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in the Indenture) all lands, rights of way, other land rights, flowage and other water rights, reservoirs, dams, waterways, docks, roads, and other land improvements; steam, hydro and other electric generating plants, including buildings and other structures, water wheels, turbines, generators, exciters, boilers and other boiler plant equipment, condensing equipment, and all other equipment; substations; electric transmission and distribution systems, including structures, poles, towers, fixtures, conduits, insulators, wires, cables, transformers, services and meters; gas generating and coke plants, including buildings, holders and other structures, boilers and other boiler plant equipment, benches, retorts, coke ovens, water gas sets, condensing and purification equipment, piping and other accessory works equipment; gas transmission and distribution systems, including structures, mains, pressure holders, governors, services, and meters; office, shop and other general buildings and structures, furniture and equipment; apparatus and equipment of all other kinds and descriptions; and all municipal and other franchises and all leaseholds, licenses, permits and privileges.

Together with all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof with the reversion and reversions, remainder and remainders, tolls, rents and revenues, issues, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and every part and parcel thereof; and it is hereby agreed by the Company that (except as in the Indenture excepted from the lien thereof) all the property, rights and franchises acquired by the Company after the date hereof shall be as fully embraced within the lien thereof as if such property were now owned by the Company and were specifically described herein and conveyed hereby.

To have and to hold all said properties, mortgaged, pledged or conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever, subject, however, to permissible encumbrances as defined in the 1941 Mortgage; but in trust, nevertheless, for the same purposes and upon the same conditions as are fully set forth in the Indenture, which is hereby referred to.

ARTICLE III

Particular Covenants Of The Company

In addition to the covenants contained in the Indenture, the Company hereby covenants as follows:

Section 3.01.   That it is duly authorized under the laws of the State of Wisconsin and under all other applicable provisions of law to execute and deliver this Supplemental Indenture, and that all corporate action on its part for the execution of this Supplemental Indenture has been duly and effectually taken.

Section 3.02.   That it is lawfully possessed of all the property mortgaged and pledged by the Indenture; that it will maintain and preserve the lien of the Indenture on the property mortgaged and pledged thereby in accordance with the terms thereof and hereof so long as any of the bonds issued thereunder are outstanding; and that it has good right and lawful authority to mortgage and pledge the property mortgaged and pledged thereby as provided in and by the Indenture; and that the same is free and clear of all liens and encumbrances, except permissible encumbrances as defined in the Indenture.

ARTICLE IV

Uniform Commercial Code and Additional State Law Matters

Section 4.01.   With respect to the property comprising or relating to the Additional Company Property and the Trustee’s security interest therein, the Company hereby represents and warrants to the Trustee as follows:

(a)   That value has been given, that the Company has rights in the collateral or the power to transfer rights in the collateral to a secured party, and that the Company, by its execution and delivery of the Indenture and this Supplemental Indenture, has authenticated a security agreement that provides a description of the collateral;

(b)   That the Company has an interest of record in or is in possession of the real property, that the security interest is a purchase-money security interest, and that the security interest has been or will be perfected by a fixture filing before the goods become fixtures or within 20 days thereafter; and

(c)   That the Indenture and this Supplemental Indenture are a “construction mortgage” as defined in and for purposes of Article 9 of the Uniform Commercial Code, as the same may be amended or renumbered from time to time.

Section 4.02.   With respect to the goods or accounts covered by this Supplemental Indenture that are or are to become fixtures related to the real property described herein, this Supplemental Indenture is and shall be effective, from the date of recording, as a financing statement filed as a fixture filing.  In connection therewith:

(a)   The name of the debtor is WISCONSIN PUBLIC SERVICE CORPORATION; the mailing address for the debtor is Wisconsin Public Service Corporation, 700 North Adams Street, P.O. Box 19001, Green Bay, Wisconsin 54307-9001; the debtor is a Wisconsin business corporation having the following organizational identification number (entity ID):  1W03350; the name of the secured party is U.S. BANK NATIONAL ASSOCIATION; the address of the secured party from which information concerning the security interest hereunder may be obtained is U.S. Bank National Association, Corporate Trust Services, 1555 Rivercenter Drive, Suite 203, Milwaukee, Wisconsin 53212; and the collateral covered hereby is set forth in Articles I and II hereof;

(b)   This Supplemental Indenture covers fixtures, is to be filed for record in the real property records, and provides a description of the real property to which the collateral is related sufficient to give constructive notice of a mortgage under the law of the States of Wisconsin, Michigan and Iowa if the description were contained in a record of the mortgage of the real property;

(c)   The debtor has an interest of record in the real property; and

(d)   The debtor hereby authorizes the filing of any initial financing statement, any amendment that adds collateral covered by a financing statement, and any amendment that adds a debtor to a financing statement.

Section 4.03.   The Company is a “transmitting utility” as defined in and for purposes of Article 9 of the Uniform Commercial Code, as the same may be amended or renumbered from time to time.

Section 4.04.   The Company acknowledges the receipt of a copy of this document at the time it was signed.

Section 4.05.   NOTICE:  This mortgage secures credit in the amount of $997,100,000.00.  Loans and advances up to this amount, together with interest, are senior to indebtedness to other creditors under subsequently recorded or filed mortgages and liens.

Section 4.06.   The respective dates of maturity of the indebtedness or part thereof secured by the Indenture and this Supplemental Indenture are as follows:

Part of indebtedness	Date of maturity

First Mortgage Bonds, 7-1/8% Series Due July 1, 2023…..	July 1, 2023
First Mortgage Bonds Collateral Series A………………...	December 1, 2028
First Mortgage Bonds Collateral Series B………………...	August 1, 2011
First Mortgage Bonds Collateral Series C………………...	December 1, 2012
First Mortgage Bonds Collateral Series D………………...	December 1, 2013
First Mortgage Bonds Collateral Series E…………………	December 1, 2036
First Mortgage Bonds Collateral Series F…………………	February 1, 2013
First Mortgage Bonds Collateral Series G………………...	November 1, 2017
First Mortgage Bonds Collateral Series H………………...	December 1, 2015

Section 4.07.   The Company is a “transmitting utility” as defined in and for purposes of sections 554B.1 and 554B.3 of the Iowa Code, as the same may be amended or renumbered from time to time.  Property of the Company, whether owned at the time of the execution of the Indenture or this Supplemental Indenture or subsequently acquired, shall secure the obligations covered by the Indenture and this Supplemental Indenture.

Section 4.08   This Supplemental Indenture and the Indenture, collectively:

(i)   secure obligations incurred for the construction of improvements on the land described herein and therein, including the acquisition costs of said land, and are a “construction mortgage” as defined in and for purposes of section 706.11 of the Wisconsin Statutes, and as defined in and for purposes of Article 9 of the Uniform Commercial Code, as each of the same may be amended or renumbered from time to time; and

(ii)   are a “construction mortgage lien” as defined in and for purposes of the Iowa Code, as the same may be amended or renumbered from time to time.

Section 4.09   For the purpose of giving further constructive notice of the Indenture and the lien and security interest thereof, reference is hereby made to:

(i)   the Forty-First Supplemental Indenture dated as of December 18, 2008 (the “41st Supplemental Indenture”), as the same was recorded on December 30, 2008 in the Office of the Recorder for Howard County, Iowa at Book 2008, Page 1376, as Document No. 2008 1376; and

(ii)   Schedule B annexed to the 41st Supplemental Indenture as so recorded, which Schedule B comprises true, correct and complete copies of the 1941 Mortgage and each of the Prior Supplemental Indentures, excepting only the 41st  Supplemental Indenture.

Section 4.10.   For purposes of Section 460.6q of the Michigan Compiled Laws (also known as Section 6q of 2008 Public Act 286, State of Michigan) and the orders, agreements and other proceedings of the Michigan Public Service Commission relating thereto, as any of the foregoing may be amended or renumbered from time to time, the Company hereby represents and warrants:  All of the property made or to be made subject to the lien and security interest of the Indenture, and described as such in this Supplemental Indenture, has been or will be made subject to such lien and security interest for the purpose of facilitating, directly or indirectly, financing of utility operations, and/or for the purpose of facilitating, directly or indirectly, the provision of utility service.

ARTICLE V

Miscellaneous

Section 5.01.   The recitals of fact herein shall be taken as statements of the Company and shall not be construed as made or warranted by the Trustee.  The Trustee makes no representations as to the validity of this Supplemental Indenture.  Except as herein otherwise provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture other than as set forth in the Indenture; and this Supplemental Indenture is executed and accepted on behalf of the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents as if the same were herein set forth at length.

Section 5.02.   This Supplemental Indenture shall be construed in connection with and as a part of the Indenture.

Section 5.03.   (a)   Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, such naming or reference shall be deemed to include the successors or assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company or by or on behalf of the Trustee shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

(b)   The descriptive headings of the several Articles of this Supplemental Indenture were formulated, used and inserted in this Supplemental Indenture for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

Section 5.04.   (a)   If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision of this Supplemental Indenture or the Indenture required or deemed to be included in indentures qualified under the Trust Indenture Act of 1939 (as enacted prior to the date of this Supplemental Indenture) by any of Sections 310 to 317, inclusive, of the said Act, such required provisions shall control.

(b)   In case any one or more of the provisions contained in this Supplemental Indenture should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected, impaired, prejudiced or disturbed thereby.

Section 5.05.   This Supplemental Indenture may be executed in several counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

[Signatures pages follow this page.]

In Witness Whereof, the party of the first part has caused its corporate name and seal to be hereunto affixed and this Supplemental Indenture to be signed by its President or Vice President, and attested by its Secretary or an Assistant Secretary, for and in its behalf, and the party of the second part has caused its corporate name to be hereunto affixed, and this Supplemental Indenture to be signed by its Vice President for and in its behalf, all done as of the 25th day of April, 2010.

Wisconsin Public Service Corporation,

By: /s/ Diane L. Ford
(SEAL)	Diane L. Ford Vice President and Corporate Controller

Attest:

 /s/ Barth J. Wolf
Barth J. Wolf
Secretary

Executed by Wisconsin Public Service
Corporation, in presence of:

 /s/ Lynn M. Mleziva

Name:   Lynn M. Mleziva

 /s/ Chrystl L. Wallace

Name:   Chrystl L. Wallace

U.S. Bank National Association,
    As Trustee,

By: /s/ Peter M. Brennan
 Peter M. Brennan
 Vice President

Executed by U.S. Bank National Association
in presence of:

 /s/ Steven F. Posto

Name:   Steven F. Posto

 /s/ Yvonne Siira

Name:   Yvonne Siira

State Of Wisconsin               }
}  ss.
Brown County                        }

Personally came before me this 19th day of April, 2010, Diane L. Ford, to me known to be the Vice President and Corporate Controller, and Barth J. Wolf, to me known to be the Secretary, of the above-named Wisconsin Public Service Corporation, the corporation described in and which executed the foregoing instrument, and to me known to be the persons who as such officers executed the foregoing instrument in the name and behalf of said corporation, and acknowledged the same, and acknowledged that the seal affixed to said instrument is the corporate seal of said corporation, and that they signed, sealed and delivered said instrument in the name and behalf of said corporation by authority of its Board of Directors and said Diane L. Ford and Barth J. Wolf then and there acknowledged said instrument to be the free act and deed of said corporation by each of them voluntarily executed.

Given under my hand and notarial seal this 19th day of April, 2010.

 /s/ Kim M. Michiels

Name:   Kim M. Michiels

Notary Public, State of Wisconsin

My commission expires:   February 19, 2012

(Notarial Seal)

State Of Wisconsin               }
}  ss.
Milwaukee County                }

Personally came before me this 16th day of April, 2010, Peter M. Brennan, to me known to be a Vice President of the above-named U.S. Bank National Association, the corporation described in and which executed the foregoing instrument, and to me known to be the person who as such officer executed the foregoing instrument in the name and behalf of said corporation, and acknowledged the same, and that he signed and delivered said instrument in the name and behalf of said corporation by authority of its Board of Directors and said Peter M. Brennan then and there acknowledged said instrument to be the free act and deed of said corporation by him voluntarily executed.

Given under my hand and notarial seal this 16th day of April, 2010.

 /s/ Benjamin D. Levin

Name:   Benjamin D. Levin

Notary Public, State of Wisconsin

My commission ~~expires:~~  is permanent

(Notarial Seal)

This instrument was drafted by Benjamin D. Levin of the law firm of Foley & Lardner LLP, Milwaukee, Wisconsin.

SCHEDULE A

The property referred to in Article II of the foregoing 42nd Supplemental Indenture by and between Wisconsin Public Service Corporation and U.S. Bank National Association (successor to Firstar Bank, National Association, successor to Firstar Trust Company, formerly known as First Wisconsin Trust Company), Trustee, is that herein specifically described and enumerated or referred to in this Schedule A.

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STATE OF WISCONSIN

Brown County:

Project 0150008036:

Lot One (1), Vol. 54 Certified Survey Maps, Page 165, Map No. 7857; said Lot being part of the Northwest Quarter of the Northwest Quarter (NW ¼ of the NW ¼), Section Thirty-three (33), Township Twenty-two (22) North, Range Twenty (20) East, in the Town of Wrightstown, Brown County, Wisconsin.

Tax Parcel Number: W-678-6 (NEW)

Project 0150008011:

The Westerly 60 feet of the Easterly 100 feet of Lot Eighteen (18), according to the recorded Plat of Fort Howard Military Reserve, in the City of Green Bay, West side of Fox River, Brown County, Wisconsin, excepting therefrom the Southerly 50 feet thereof.

Tax Parcel Number:  TO BE ATTACHED TO 6-12, 6-12-A, 6-12-B, and 6-12-B-1

Kewaunee County:

Project 0150009025:

Parcel I:

Part of the Southwest Quarter (SW ¼) of the Northeast Quarter (NE ¼) of Section Twenty-six (26), Township Twenty-five (25) North, Range Twenty-four (24) East, Town of Lincoln, Kewaunee County, Wisconsin and more particularly described as follows:

Beginning at the Southeast of the said Southwest Quarter (SW ¼) of the Northeast Quarter (NE ¼) and in the center of the highway; thence North along the center of the highway a distance of Two Hundred (200) feet; thence West and parallel with the South line of said Southwest Quarter (SW ¼) of the Northeast Quarter (NE ¼) a distance of Four Hundred Thirty-six (436) feet; thence South and parallel with said highway a distance of Two Hundred (200) feet to the South line of said Southwest Quarter (SW ¼) of the Northeast Quarter (NE ¼); thence East along the South line of said Southwest Quarter (SW ¼) of the Northeast Quarter (NE ¼) a distance of Four Hundred Thirty-six (436) feet to the point of beginning.

Schedule A – Page 1

Parcel II:

Part of the Southwest Quarter (SW ¼) of the Northeast Quarter (NE ¼) of Section Twenty-six (26), Township Twenty-five (25) North, Range Twenty-four (24) East, Town of Lincoln, Kewaunee County, Wisconsin and more particularly described as follows:

Commencing at the center of said Section Twenty-six (26), which is marked by a Kewaunee County Monument, thence S88°43¢45²E along the South line of the said Southwest Quarter (SW ¼) of the Northeast Quarter (NE ¼) a distance of 657.74 feet to the point of real beginning; thence continue S88°43¢45²E along the South line of the said Southwest Quarter (SW ¼) of the Northeast Quarter (NE ¼) 657.74 feet to the Southeast corner of the said Southwest Quarter (SW ¼) of the Northeast Quarter (NE ¼); thence N00°01¢15²W along the East line of the said Southwest Quarter (SW ¼) of the Northeast Quarter (NE ¼) 423.98 feet; thence N88°43¢43²W 658.38 feet, thence S00°06¢15²E 424.00 feet to the point of real beginning EXCEPTING THEREFROM the South 200 feet of the East 436 feet of the Southwest Quarter (SW ¼) of the Northeast Quarter (NE ¼) of Section Twenty-six (26), Township Twenty-five (25) North, Range Twenty-four (24) East, Town of Lincoln, Kewaunee County, Wisconsin.

Tax Parcel Number: 31 010 26.032 & 31 010 26.032.1

Vilas County:

Project 0150008039:

A parcel of land in the Southwest Quarter of the Northwest Quarter (SW ¼ of the NW ¼), Section Thirty-three (33), Township Forty (40) North, Range Six (6) East, in the Town of Arbor Vitae, Vilas County, Wisconsin, described as follows:

Commencing at the quarter corner to Sections 32 and 33, marked by a 2 ½ inch Vilas County aluminum monument; thence North 1 deg. 29 min. 08 sec. West 924.50 feet along the West line of the SW ¼ of the NW ¼, Section 33 to the place of beginning, marked by a 1 inch iron pipe; thence continuing North 1 deg. 29 min. 08 sec. West 400.00 feet along the West line of the SW ¼ of the NW ¼ to the Northwest corner thereof, a 1/16th corner, marked by a 6 inch square concrete monument; thence South 89 deg. 27 min. 54 sec. East 175.59 feet along the North line of the SW ¼ of the NW ¼ to a 1 inch iron pipe on the South right of way line of State Highway “47”; thence Southeasterly 139.49 feet along said right of way line along the arc of a curve concave Northeasterly with a radius of 2031.69 feet, the chord of which bears South 64 deg. 42 min. 23 sec. East 139.47 feet to a 1 inch iron pipe; thence leaving said right of way line South 1 deg. 29 min. 08 sec. East 330.97 feet to a 1 inch iron pipe; thence South 88 deg. 30 min. 52 sec. West 300.00 feet to the place of beginning.

Tax Parcel Number: 002-1460-02 (PART OF)

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STATE OF MICHIGAN

None.

Schedule A – Page 2

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STATE OF IOWA

Howard County:

Parcel 1:

Lot 1 of 1, in the Southeast Quarter of the Northeast Quarter (SE 1/4 of the NE 1/4), Section Twenty-eight (28), Township Ninety-nine (99) North, Range Thirteen (13) West of the Fifth Principal Meridian, Howard County, Iowa.

Parcel 2:

Lot One (1) of the North One-half (N 1/2) of the Northeast Quarter (NE 1/4), Section Twenty-one (21), Township Ninety-nine (99) North, Range Fourteen (14) West, Howard County, Iowa.

Parcels 3 through 13:

Easements in gross as more particularly identified on Schedule A-1 attached hereto and hereby made a part hereof, and affecting the corresponding parcels of additional Iowa land described on Schedule A-2 attached hereto and hereby made a part hereof.

Schedule A – Page 3

SCHEDULE A-1

Easements in Gross

All references in this Schedule A-1 to recorded instruments are to instruments as recorded in the Office of the Recorder for Howard County, Iowa.

Parcel 3:

Perpetual Easement for the development, installation, construction, improvement, reconstruction, enlargement, removal, relocation, and replacement, and the use, maintenance, repair and operation, of facilities for the collection, distribution, step-up, step-down, wheeling, transportation and sale of electricity and for communications, together with right of access to equipment, granted in Ratification of and Amendment to Perpetual Easement Agreement from Amil Felper and Leota Felper to enXco Development Corporation, recorded September 21, 2009 as Document 2009-1682 in Book 2009 Page 1682; as subsequently assigned to Wisconsin Public Service Corporation by assignment dated September 22, 2009, recorded September 22, 2009 as Document 2009-1695 in Book 2009 Page 1695.

Parcel 4:

Easement for wind energy purposes and for any and all activities related thereto under and more particularly described in Windpark Easement Agreement dated as of January 9, 2009, by and between Dean O. and LaVonne A. Thompson, husband and wife, and Power Partners Midwest, LLC, a Delaware limited liability company, as disclosed by Memorandum of Windpark Easement Agreement dated as of January 9, 2009, recorded April 30, 2009 as Document 2009-699 in Book 2009 Page 699; as assigned to enXco Development Corporation by Assignment and Assumption Agreement dated as of July 1, 2009, by and between Power Partners Midwest, LLC, a Delaware limited liability company, and enXco Development Corporation, a Delaware corporation, recorded July 7, 2009 as Document 2009-1251 in Book 2009 Page 1251; as further assigned to Wisconsin Public Service Corporation, a Wisconsin corporation, by assignment dated September 22, 2009, recorded September 22, 2009 as Document 2009-1695 in Book 2009 Page 1695; and Supplemental Memorandum to Windpark Easement Agreement dated October 21, 2009 and recorded November 5, 2009 as Document 2009-1967 in Book 2009 Page 1967.

Parcel 5:

Easement for wind energy purposes and for any and all activities related thereto under and more particularly described in Windpark Easement Agreement dated as of January 9, 2009, by and between Lowell D. and Marjorie K. Dohlman, husband and wife, and Power Partners Midwest, LLC, a Delaware limited liability company, as disclosed by Memorandum of Windpark Easement Agreement dated as of January 9, 2009, recorded April 30, 2009 as Document 2009-700 in Book 2009 Page 700; as assigned to enXco Development Corporation by Assignment and Assumption Agreement dated as of July 1, 2009 made by and between Power Partners Midwest, LLC, a Delaware limited liability company, and enXco Development Corporation, a Delaware corporation, recorded July 7, 2009 as Document 2009-1251 in Book 2009 Page 1251; as further assigned to Wisconsin Public Service Corporation, a Wisconsin corporation, by assignment dated September 22, 2009, recorded September 22, 2009 as Document 2009-1695 in Book 2009

Easements in Gross - Page 1

Page 1695; and Supplemental Memorandum to Windpark Easement Agreement dated October 21, 2009 and recorded November 5, 2009 as Document 2009-1965 in Book 2009 Page 1965.

Parcel 6:

Perpetual Easement for the development, installation, construction, improvement, reconstruction, enlargement, removal, relocation, and replacement, and the use, maintenance, repair and operation, of facilities for the collection, distribution, step-up, step-down, wheeling, transportation and sale of electricity and for communications, together with right of access to equipment, granted in Perpetual Easement from Arnold T. Felper and Mardella K. Felper to enXco Development Corporation, recorded October 5, 2009 as Document 2009-1768 in Book 2009 Page 1768, re-recorded December 15, 2009 as Document 2009-2184 in Book 2009 Page 2184; as assigned to Wisconsin Public Service Corporation, a Wisconsin corporation, by Assignment dated February 25, 2010, recorded March 2, 2010 as Document 2010-281 in Book 2010 Page 281.

Parcel 7:

Perpetual Easement for the development, installation, construction, improvement, reconstruction, enlargement, removal, relocation, and replacement, and the use, maintenance, repair and operation, of facilities for the collection, distribution, step-up, step-down, wheeling, transportation and sale of electricity and for communications, together with right of access to equipment, granted in Perpetual Easement from James Koenigs to enXco Development Corporation, recorded October 30, 2009 as Document 2009-1922 in Book 2009 Page 1922; as assigned to Wisconsin Public Service Corporation, a Wisconsin corporation, by Assignment dated February 25, 2010, recorded March 2, 2010 as Document 2010-281 in Book 2010 Page 281.

Parcel 8:

Perpetual Easement to construct, install, operate, maintain, remove and replace necessary and usual appurtenant equipment for electric cable and an electric junction box for the purpose of transmitting electrical energy, together with right of access to equipment, granted in Electric Junction Box Easement from Nita Albertson, Marlene Berg and Curtis J. Nelson to Wisconsin Public Service Corporation, a Wisconsin corporation, recorded April 6, 2009 as Document 2009-513 in Book 2009 Page 513.

Parcel 9:

Perpetual Easement to construct, install, operate, maintain, remove and replace necessary and usual appurtenant equipment for electric cable and an electric junction box for the purpose of transmitting electrical energy, together with right of access to equipment, granted in Electric Junction Box Easement from The Bart and Susan Brincks Revocable Trust dated January 9, 1997, The Wayne and Mary Brincks Revocable Trust dated January 9, 1997, and The Douglas and Carlene Brincks Revocable Trust dated January 9, 1997 to Wisconsin Public Service Corporation, a Wisconsin corporation, recorded April 6, 2009 as Document 2009-514 in Book 2009 Page 514.

Easements in Gross - Page 2

Parcel 10A:

Perpetual Easement to construct, install, operate, maintain, remove and replace necessary and usual appurtenant equipment for electric cable and an electric junction box for the purpose of transmitting electrical energy, together with right of access to equipment, granted in Electric Junction Box Easement from Schwade Family L.P. to Wisconsin Public Service Corporation, a Wisconsin corporation, recorded July 9, 2009 as Document 2009-1265 in Book 2009 Page 1265.

Parcel 10B:

Perpetual Easement to construct, install, operate, maintain, remove and replace necessary and usual appurtenant equipment for electric cable and an electric junction box for the purpose of transmitting electrical energy, together with right of access to equipment, granted in Electric Junction Box Easement from Schwade Family L.P. to Wisconsin Public Service Corporation, a Wisconsin corporation, recorded July 9, 2009 as Document 2009-1266 in Book 2009 Page 1266.

Parcel 11:

Perpetual Easement to construct, install, operate, maintain, remove and replace necessary and usual appurtenant equipment for electric cable and an electric junction box for the purpose of transmitting electrical energy, together with right of access to equipment, granted in Electric Junction Box Easement from Carrol A. Watson and Mary E. Watson to Wisconsin Public Service Corporation, a Wisconsin corporation, recorded May 22, 2009 as Document 2009-890 in Book 2009 Page 890.

Parcel 12:

Perpetual Easement to construct, install, operate, maintain, remove and replace necessary and usual appurtenant equipment for electric cable and an electric junction box for the purpose of transmitting electrical energy, together with right of access to equipment, granted in Electric Junction Box Easement from Mark Christianson and Kristin Christianson and also Charles Christianson and Kathryn E. Christianson to Wisconsin Public Service Corporation, a Wisconsin corporation, recorded May 22, 2009 as Document 2009-889 in Book 2009 Page 889.

Parcel 13:

Perpetual Easement to construct, install, operate, maintain, remove and replace necessary and usual appurtenant equipment for electric cable and an electric junction box for the purpose of transmitting electrical energy, together with right of access to equipment, granted in Electric Junction Box Easement from Dean Stark and Helen Stark to Wisconsin Public Service Corporation, a Wisconsin corporation, recorded May 22, 2009 as Document 2009-891 in Book 2009 Page 891.

Easements in Gross - Page 3

SCHEDULE A-2

Additional Iowa Land

Parcel 3:

The North 50.00 feet of the South 83.00 feet of the Southeast Quarter (SE 1/4) in Section Fifteen (15), Township Ninety-nine (99) North, Range Fourteen (14), West of the 5th P.M., Howard County, Iowa.

Parcel 4:

The Northwest Fractional Quarter of Section Five, Township Ninety-nine North, Range Fourteen, West of the Fifth P.M., Howard County, Iowa.

Parcel 5:

The Southeast Quarter (SE 1/4) of Section Nine (9), Township Ninety-nine (99) North, Range Fourteen (14) West of the 5th P.M., except the public highway, Howard County, Iowa.

Parcel 6:

That part of the North Half (N ½) of the Northeast Quarter (NE ¼) of Section Twelve (12), Township Ninety-nine (99) North, Range Fourteen (14), West of the 5th P.M., Howard County, Iowa described as follows: Beginning at a point 1321.75 feet West of the Northeast corner of the Northeast Quarter (NE ¼) on the North line of said Section Twelve (12); thence continuing West 605.42 feet; thence South 503.65 feet; thence East 605.42 feet; thence North 503.65 feet to point of beginning, except the public highway.

and

The South 30.00 feet of the North 79.50 feet of that part of the North Half (N1/2) of the Northeast Quarter (NE1/4) of Section Twelve (12), Township Ninety-nine (99) North, Range Fourteen (14), West of the 5th P.M., Howard County, Iowa described as follows: Beginning at a point 1321.75 feet West of the Northeast corner of the Northeast Quarter (NE1/4) on the North line of said Section Twelve (12); thence continuing West 605.42 feet; thence South 503.65 feet; thence East 605.42 feet; thence North 503.65 feet to point of beginning, except the public highway.

Parcel 7:

Lot One (1) located in the Northeast Quarter (NE ¼) of the Southeast Quarter (SE ¼) of Section Ten (10), Township Ninety-nine (99) North, Range Fourteen (14), West of the 5th P.M., Howard County, Iowa, more particularly described as follows: Beginning at the Northwest Corner of said Northeast Quarter (NE ¼) of said Southeast Quarter (SE ¼); thence South 89°18’28” East, 568.80 feet along the north line of said Northeast Quarter (NE ¼) of said Southeast Quarter (SE ¼); thence South 00°41’32” West, 385.50 feet; thence North 89°18’28” West, 565.44 feet to a

Additional Iowa Land – Page 1

point on the west line of said Northeast Quarter (NE ¼) of said Southeast Quarter (SE ¼); thence North 00°11’34” East, 385.52 feet along said west line to the point of beginning.

and

A 30.00 foot strip of land being 15 feet on either side of the following described line: Commencing at the Northwest corner of County Auditor’s Lot #1 located in the Northeast Quarter (NE1/4) of the Southeast Quarter (SE1/4) of Section Ten (10), Township Ninety-nine (99) North, Range Fourteen (14), West of the 5th P.M., thence North 89 degrees 54 minutes 42 seconds East, assumed bearing along the North line of said Auditor’s Lot #1, a distance of 90.04 feet to the beginning of the center line to be described; thence South 24 degrees 26 minutes 55 seconds East a distance of 423.18 feet to the south line of said Auditor’s Lot #1 and said center line there terminating; Howard County, Iowa.

Parcel 8:

A strip of land 30 feet wide and 50 feet long lying Westerly of the following described line: Beginning at the intersection of the Westerly right-of-way line of Jade Avenue and the Southerly right-of-way line of 90th Street; thence South along said Westerly right-of-way line of Jade Avenue 50 feet, in part of the Northeast Quarter of the Northeast quarter of Section 21, Township 99 North, Range 13 West of the 5th P.M., Howard County, Iowa.

Parcel 9:

A strip of land 30 feet wide and 50 feet long lying Easterly of the following described line: Beginning at the intersection of the Easterly right-of-way line of Iris Avenue and the Southerly right-of-way line of 70th Street; thence South along said Easterly right-of-way line of Iris Avenue 50 feet, in part of the Northwest Quarter of the Northwest Quarter of Section 9, Township 99 North, Range 13 West of the 5th P.M., Howard County, Iowa.

Parcel 10A:

A strip of land 30 feet wide and 50 feet long lying Northerly of the following described line: Beginning at the intersection of the Easterly right-of-way line of Iris Avenue and the Northerly right-of-way line of 80th Street; thence East along said Northerly right-of-way line of 80th Street 50 feet, in part of the Southwest Quarter of the Southwest Quarter of Section 9, Township 99 North, Range 13 West of the 5th P.M., Howard County, Iowa.

Parcel 10B:

A strip of land 30 feet wide and 50 feet long lying Northerly of the following described line: Beginning at the intersection of the Westerly right-of-way line of Jade Avenue and the Northerly right-of-way line of 80th Street; thence West along said Northerly right-of-way line of 80th Street 50 feet, in part of the Southeast Quarter of the Southeast Quarter of Section 9, Township 99 North, Range 13 West of the 5th P.M., Howard County, Iowa.

Additional Iowa Land – Page 2

Parcel 11:

The North 63.00 feet of the East 50.00 feet of the West 300.00 feet of the Southwest Quarter of the Southwest Quarter of the Southwest Quarter of Section 28, Township 99 North, Range 13 West of the 5th P.M., excepting that part used for roadway purposes, Howard County, Iowa.

Parcel 12:

A strip of land 30 feet wide and 50 feet long lying Westerly of the following described line: Beginning at the intersection of the Westerly right-of-way line of Grove Avenue and the Northerly right-of-way line of 110th Street extended; thence both North and South along said Westerly right-of-way line of Grove Avenue 25 feet in each direction, in part of the Southeast Quarter of the Southwest Quarter of Section 30, Township 99 North, Range 13 West of the 5th P.M., Howard County, Iowa.

Parcel 13:

A strip of land 30 feet wide and 50 feet long lying Westerly of the following described line: Beginning at the intersection of the Westerly right-of-way line of Grove Avenue and the Southerly right-of-way line of Highway 9; thence South along said Westerly right-of-way line of Grove Avenue 50 feet, in part of the Northeast Quarter of the Northwest Quarter of Section 30, Township 99 North, Range 13 West of the 5th P.M., Howard County, Iowa.

Additional Iowa Land – Page 3